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                                                                   EXHIBIT 10(d)

              SALARY CONTINUATION AND DEATH BENEFIT PLAN AGREEMENT
              ----------------------------------------------------

         THIS AGREEMENT, effective as of the 18th day of August, 2000, is made by and between THE SHERWIN-WILLIAMS COMPANY, an Ohio corporation, with principal offices and place of business in the State of Ohio (hereinafter referred to as the "Corporation"), and JOHN G. BREEN, an individual residing in the State of Ohio (hereinafter referred to as the "Employee"),

         WITNESSETH THAT:

         WHEREAS, the Employee has recently retired from employment with the Corporation;

and

         WHEREAS, the Corporation recognizes the value of the past services performed by the Employee; and

         WHEREAS, the Employee and the Corporation have, coincident with the signing of this Agreement, executed an amended and restated Split-Dollar Life Insurance Agreement by and between the Employee, the Corporation, and National City Bank, Trustee ("Trustee") under Trust Agreement dated March 2, 1996 with John G. Breen and Mary J. Breen as Grantors (the "Split Dollar Agreement") setting forth the rights, duties and obligations of the Employee, the Trustee and the Corporation as they relate to the Policy as that term is defined in the Split Dollar Agreement; and

         WHEREAS, the Employee wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time and that his wife, MARY J. BREEN, will be entitled to a certain benefit during the period of time, if any, she survives the Employee; and



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         WHEREAS, the parties hereto wish to provide the terms and conditions upon which the Corporation shall pay such additional compensation to the Employee and the terms and conditions upon which the Corporation shall pay such benefit to the Employee's wife after the Employee's death if she survives the Employee;

         NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the parties hereto agree as follows:

         I.  ANNUAL COMPENSATION.

             A. The Corporation shall pay to the Employee, or Mary J. Breen on or about January 31st of each calendar year, an amount (the "Benefit Amount"), determined annually, equal to the quotient of:

                  (1) the sum of the Annual Cost of Life Insurance Protection and the Gift Tax on Life Insurance Protection, divided by

                  (2)   one hundred percent minus the Employee's Income Tax
                        Rate.

             B. The "Annual Cost of Life Insurance Protection" shall be defined as the Economic Benefit as defined under the Split Dollar Agreement for the Policy for the Applicable Year.

             C. The "Gift Tax on Life Insurance Protection" shall be defined as the product of:

                  (1) the amount that will be reported as a taxable gift on the Employee's and/or Mary J. Breen's federal gift tax return (form 709 or its equivalent) related to a gift of the Annual Cost of Life Insurance Protection for the Applicable Year, and

                  (2) the highest marginal gift tax rate at which taxable gifts are taxed under federal gift tax law for the Applicable Year.

             D. The "Employee's Income Tax Rate" shall be defined as the sum of:

                  (1) the highest marginal tax rate at which the Employee's and/or Mary J. Breen's income is taxed under federal income tax law as


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                        reported on his/her/their federal form 1040 (or its
                        equivalent) for the Applicable Year,

                  (2) the highest marginal tax rate at which the Employee's and/or Mary J. Breen's income is taxed under the income tax law of the resident state of the Employee and/or Mary J. Breen for the Applicable Year, net of any reduction in federal income taxes which is obtained from the deduction of such state income taxes,

                  (3) the highest marginal tax rate at which the Employee's and/or Mary J. Breen's income is taxed under the local income tax law applicable to the Employee and/or Mary J. Breen for the Applicable Year, net of any reduction in federal income taxes which is obtained from the deduction of such local income taxes, and

                  (4)   the applicable Hospital Insurance rate of tax under
                        section 3101(b) of the Internal Revenue Code of 1986 (as amended) (the "Code") during the Applicable Year, and, if the Employee has not exceeded the applicable Old Age, Survivors, and Disability Insurance ("OASDI") base amount under section 3121(a) of the Code, the applicable OASDI rate of tax under section 3101(a) of the Code during the Applicable Year, provided, however, that the OASDI rate of tax shall be taken into account in this calculation only to the extent necessary to reimburse the Employee and/or his wife for OASDI tax up to the OASDI base amount.

             E. The "Applicable Year" shall be the calendar year immediately preceding the year in which the determination is being made. For example, for the determination to be made on or about January 31, 2001, the Applicable Year is calendar year 2000.

      II.    SINGLE SUM PAYMENT FOR PRECEDING YEARS.

             As soon as administratively practicable following execution of this Agreement, the Corporation shall pay to Employee the amount of $65,576 representing the grossed up income tax and gift taxes on the amounts that have been imputed to the Employee since the inception of the Split Dollar Agreement in 1996 and related penalties and interest for gift tax returns for those periods.




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      III.  NO CONTRACT OF EMPLOYMENT.

            Nothing contained in this Agreement shall be construed to be a contract of employment for any term of years. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation and a death benefit for the Employee's services, and is not intended to be an employment contract.

      IV.   NO TRUST CREATED.

            Nothing contained in this Agreement, and no action taken pursuant to its provision by either party hereto, shall create, nor be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and the Employee, Mary J. Breen or any other person.

      V. BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE; PAYMENT FROM SPLIT DOLLAR AGREEMENT POLICY.

            A. The payments to the Employee and/or to Mary J. Breen hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Corporation; no person shall have or acquire any interest in any such assets by virtue of the provisions of this Agreement. The Corporation's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Employee, Mary J. Breen, or any other person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any general creditor of the Corporation; no such person shall have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Corporation.




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      VI.   NON-ASSIGNABILITY OF BENEFITS.

            Neither the Employee nor Mary J. Breen shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, nor transferable by operation of law in the event of the bankruptcy, insolvency or death of the Employee, Mary J. Breen, or any other beneficiary hereunder.

      VII.  DETERMINATION OF BENEFITS, CLAIMS PROCEDURE AND ADMINISTRATION

            If the Employee (or the Employee's wife if she survives the death of the Employee) believes that he or she is entitled to a benefit under the Agreement which he or she has not received because the Committee (as defined in Article X, section C) has denied the benefit in whole or in part, he or she may file with the Committee a written claim specifying the basis of his or her complaint and the facts upon which he or she relies in making such claim. Such claim must be signed by the claimant or his or her authorized representative and shall be deemed filed when received by the Committee. Unless such claim is allowed in total by the Committee, the Committee shall respond in writing to the claimant advising him or her of the total or partial denial of his or her claim. Such notice shall include:

                  (1) The reasons for denial of the claim;

                  (2) Reference to the provisions of this Agreement upon which the denial of the claim was based;

                  (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material and information is necessary; and




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                  (4)      An explanation of the review procedure.

Within six (6) months after the receipt of such notice of denial, the claimant can appeal such denial by filing with a special review committee appointed by the Committee his or her written request for the review of said claim. A special review committee shall consist of no less than three (3) disinterested parties to the claimant who are not part of the Committee. If an appeal is so filed within a six (6) month period, the special review committee shall conduct a full and fair review of such claim and mail to the claimant not later than sixty (60) days after receipt of a request for review a written decision of the matter based upon the facts and pertinent provisions of this Agreement. Such a decision shall state the reason for the decision as well as references to the pertinent provisions of this Agreement on which the decision is based. During the full review, the claimant shall be given the opportunity to review documents that are pertinent to his or her claim and to submit issues and comments in writing to the special review committee, or, if he or she requests a hearing to present his or her case in person or by an authorized representative at a hearing scheduled by the special review committee. In the event the claimant requests a hearing, the time period for the special review committee to render a decision upon a claim shall be extended from sixty (60) days to one hundred twenty (120) days after receipt of the request for review.

      VIII.  AMENDMENT.

             This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors and may not be otherwise terminated except as provided herein.





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      IX.   INUREMENT.

            This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and the Employee, his successors, heirs, executors, administrators and beneficiaries.

      X.    MISCELLANEOUS.

            A. The laws of the State of Ohio shall govern, control and determine all questions arising with respect to this Agreement and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States.

            B. Where headings have been supplied for portions of this Agreement, they have been supplied for convenience only and are not to be taken as limiting or excluding the meaning of any portion of the Agreement. The singular or plural number or masculine, feminine and neuter gender shall each be deemed to include the other unless the context clearly implies the contrary.

            C. This Agreement shall be administered by a Committee composed of not less than three (3) members of the Corporation's Board, as shall from time to time be duly appointed by the Corporation's Board and who shall each thereafter serve, without compensation, until death, resignation or removal from such office. Any member of the Committee may resign at any time by notice in writing to the Corporation, and to the remaining members of the Committee. The Corporation's Board may remove any member of the Committee at any time by written notice to him and to the remaining members of the Committee. In the event of resignation, removal, death, inability or failure to act or continue to act of any member of the Committee at any time, a successor to such Member shall be appointed by the Corporation's Board. It is the intention of the Corporation that there shall be at all times at least three Committee members acting hereunder, and that all vacancies shall be filled promptly.




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Nevertheless, in the event of and during any such vacancy, the remaining members or member shall have and may exercise all powers of the Committee.

                           Except as otherwise expressly provided in this
Agreement, the Committee shall have the full power and authority, within the limits provided by the Agreement:

                           (1) to construe the Agreement and determine all questions arising in the administration of the Agreement, including the power to determine the rights or eligibility of participants and their beneficiaries, and the amount of their respective interests, and to make equitable adjustments for any mistakes or errors made in the administration of the Agreement, and its decisions and actions made in good faith shall be final and binding on all persons hereunder;

                           (2) to adopt such rules and regulations as it may deem reasonably necessary for the proper and efficient administration of the Agreement and consistent with its purposes;

                           (3) to enforce the Agreement, in accordance with its terms and with the rules and regulations adopted by the Committee;

                           (4) to delegate such of its authority as the Committee deems appropriate to Corporation representatives and third party service providers to facilitate the day-to-day administration of the Agreement; and

                           (5) to do all other acts which in its judgment are necessary or desirable for the proper and advantageous administration of the Agreement.

                           The Committee shall act by the vote or concurrence of
a majority of its members; but no member shall act on any matter that has particular reference to his own interest. No member of the Committee shall have any personal liability to anyone, either as such member or as an individual, for anything done or omitted to be done in good faith in carrying out the provisions of this Agreement. In addition to such other rights or indemnification as the Committee members may have as members of the Corporation's Board or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection



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with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which the Committee members or any of one or more of them may be a party by reason of any action taken or failure to act under or in connection with the Agreement, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Corporation), or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross misconduct in his or her duties; provided that within sixty (60) days after the institution of such action, suit or proceeding, such Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                          /s/___________________________________
                                          JOHN G. BREEN



                                          THE SHERWIN-WILLIAMS COMPANY


                                          By:  /s/______________________________

                                          Its:__________________________________







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